SEPARATION AGREEMENT AND GENERAL RELEASE


               BY THIS AGREEMENT YOU GIVE UP CERTAIN LEGAL RIGHTS. PLEASE CONSULT WITH AN ATTORNEY BEFORE YOU SIGN IT.


     AGREEMENT made as of November 30, 2000 by and between Charles Putnam ("Employee," "You" or "Your") and Palatin Technologies, Inc. (the "Company," "We" or "Our").

     Reference is hereby made to that certain Employment Agreement (the "Employment Agreement") dated October 1998 by and between you and Palatin Technologies, Inc. The term "Company" as used herein shall include the Company and any of the Company's subsidiaries and affiliates.

     In consideration of the promises and conditions set forth below, and intending to be legally bound, you and the Company agree as follows:

     1. RESIGNATION: You acknowledge that you have voluntarily resigned your employment with the Company effective as November 30, 2000 (the "Effective Date"). You hereby resign, as of the Effective Date, your position(s) as officer and director of the Company, and you agree to execute and deliver any further instruments or documents, which the Company may reasonably, request in order to effectuate your resignation.

     2. SEVERANCE BENEFITS: If you sign this Agreement and comply with its terms, we will provide you with the following special severance benefit:

     (a) $250,000, payable in 24 equal semi-monthly installments of $10,416.67 commencing on the Effective Date, less benefit deductions, tax withholding and other deductions required by law. Said payments shall commence on the first day of the calendar month following the Effective Date.

     (b) payment by the Company of premiums necessary for the continuation of your current group health insurance coverage under the federal law called "COBRA" for 12 months after your last day of work and, thereafter, continuation coverage at your own expense, if you elect such coverage in accordance with the COBRA statute except that continuation coverage will stop on the day you are first covered by another group health plan; and



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     (c) All options previously granted to you, as set forth on the attached
Exhibit A, will vest and will be exercisable for four (4) years after the Effective Date. You hereby agree that with respect to shares of Common Stock currently owned by you and options and shares of Common Stock issuable upon exercise of options currently owned by you (collectively, the "Shares"), to the extent permissible by law including, but not limited to, compliance in all respects with Rule 144(e)(1) under the Securities Act of 1933, as amended, you will only sell, transfer or otherwise dispose of the Shares on any one (1) day in an amount not to exceed the greater of (i) 7,500 Shares or (ii) ten percent (10%) of the trading volume for the day immediately preceding the sale, transfer or disposition of the Shares. The volume restriction, contained in the preceding sentence, for the sale, disposition or transfer of the Shares shall continue in effect during the period commencing upon the Effective Date and ending twenty-four months after the Effective Date.


     You acknowledge that the special severance benefit stated above includes compensation and/or benefits in addition to what you would otherwise be entitled to receive. The Employee acknowledges that he has previously waived the anti-dilution provision of his Employment Agreement as covered under 3.3 Stock Options (g) Adjustments and is not entitled to and has no right to receive any compensation, shares, options or the like, other than as set forth on Exhibit A. The Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise. The special severance benefits will not become due until on or after Effective Date. You hereby agree to make yourself available upon notice for a reasonable amount of time to assist the Company and/or related persons (as defined below), for no additional cost, in the transition process, and with issues related to the Molecular Biosystems litigation, and issues related to the manufacturing of the Company's LeuTech product.


     3. WAIVER AND RELEASE BY EMPLOYEE: (a) In exchange for the special severance benefits promised to you in this Agreement, and as a material inducement for that promise, you hereby WAIVE, RELEASE and FOREVER DISCHARGE the Company and/or related persons from any and all claims, rights and liabilities of every kind, whether or not you now know them to exist, which you ever had or may have arising out of your employment with the Company or termination of that employment, as of the date of this Agreement. This WAIVER and RELEASE includes, but is not limited to, any claim for unlawful discrimination under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1981, the Worker Adjustment and Retraining Notification Act ("WARN"), and the Family and Medical Leave Act of 1993, and any violation of any other federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by law, you PROMISE NOT TO SUE or bring any charges, complaints or lawsuits related to the claims you are waiving by this Agreement against the Company and/or related persons in the future, individually or as a member of a class.

     (b) If you violate this Agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph, you will pay all costs and expenses of the Company and/or related persons in defending against such charges, claims or actions brought by you or on your behalf, including reasonable attorney's fees, and will be required to give back, at the Company's sole discretion, the value of anything paid by the Company in exchange for this Agreement.

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     (c) As referred to in this Agreement, "the Company and/or related persons"
includes the Company, its parents, subsidiaries, affiliates and divisions, their respective successors and assigns, and all of their past and present directors, officers, representatives, shareholders, agents, employees, whether as individuals or in their official capacity, and the respective heirs and personal representatives of any of them.

     (d) This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on you, your heirs, legal representatives and assigns.


                  4. WAIVER AND RELEASE BY COMPANY: (a) We hereby WAIVE, RELEASE and FOREVER DISCHARGE you from any and all claims, rights and liabilities of every kind, whether or not we now know them to exist, which we ever had or may have arising out of your employment with the Company or termination of that employment, as of the date of this Agreement. This WAIVER and RELEASE includes, but is not limited to, any violation of any federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by law, we PROMISE NOT TO SUE or bring any charges, complaints or lawsuits related to the claims we are waiving by this Agreement against you in the future, individually or as a member of a class.

     (b) If we violate this Agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph, we will pay all of your costs and expenses in defending against such charges, claims or actions brought by us, including reasonable attorney's fees.

     (c) This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on the Company, its successors and assigns.


     5. EMPLOYEE REVIEW: YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE YOU SIGN THIS AGREEMENT.

     6. CONFIDENTIALITY; NON-DISPARAGEMENT: You shall keep the terms of this Agreement confidential. You agree not at any time to talk about, write about, discuss or otherwise publicize the terms or existence of this Agreement to anyone other than your legal, tax or other financial advisors or immediate family members, except in response to a subpoena, court directive or otherwise as required by law. You will not disparage, denigrate or defame the Company and/or related persons, or any of their business products or services. The Company and/or related persons will not disparage, denigrate or defame Employee.

     7. NO OTHER ASSURANCES: You acknowledge that in deciding to sign this Agreement you have not relied on any promises or commitments, whether spoken or in writing, made to you by any Company representative, except for what is expressly stated in this Agreement. This Agreement constitutes the entire understanding and agreement between you and the Company, and replaces and cancels all previous agreements and commitments, whether spoken or written, in connection with the matters described, including the Employment Agreement.

     8. EFFECT OF NON-ENFORCEMENT: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the

                                      -3-

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balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9. GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER: This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of New Jersey, without regard to its conflicts of law principles. Any action arising out of or relating to this Agreement may, at the election of the Company, be brought and prosecuted only in that State, and in the event of such election, you consent to the jurisdiction and venue of any courts of or in such jurisdiction and waive trial by jury.

     10. MODIFICATION IN WRITING: This Agreement cannot be changed or modified except by written agreement signed by both you and an authorized Company representative.

     11. NO ADMISSION OF LIABILITY: This Agreement does not constitute an admission of any unlawful discriminatory acts or liability of any kind by the Company and/or related persons, or anyone acting under their supervision or on their behalf. This Agreement may not be used or introduced as evidence in any legal proceeding, except to enforce its terms.

     PLEASE READ the following declaration and sign this Agreement only if it is true:

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND CONSIDERED THIS AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH LEGAL OR OTHER ADVISORS OF MY CHOICE; THAT I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I RELEASE LEGAL CLAIMS AND WAIVE CERTAIN RIGHTS; AND THAT I FREELY AND VOLUNTARILY CONSENT TO ALL TERMS OF THIS AGREEMENT WITH FULL UNDERSTANDING OF WHAT THEY MEAN.


Charles Putnam                            Palatin Technologies, Inc.

s/ Charles Putnam                        s/Carl Spana
------------------------------          -----------------------------------
Signature of Employee                  Carl Spana
                                       Chief Executive Officer and President

     12/1/00                                  12/1/00
------------------------------         ------------------------------------
Date Signed by Charles Putnam          Date Signed by Palatin Technologies, Inc.



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EXHIBIT A

Palatin Technologies, Inc.
Schedule of Stock Options Granted



NAME                  DATE OF          CURRENT          NEW       EXPIRATION
                       GRANT            # OF           PRICE         DATE
                                       SHARES           PER        (10 YRS)
                                    (POST-SPLIT)       SHARE

Charles Putnam        1/3/97           15,000          $ 8.000       1/3/07

                      6/3/97           26,766          $ 4.960       6/3/07

                      3/24/98          74,196          $ 1.000      3/24/08

                      9/11/98          50,000          $ 2.500       8/1/08

                      12/31/98         50,000          $ 4.125     12/31/08

                      7/8/99          100,000          $ 4.875       7/8/09

                      10/4/99         150,000          $ 3.063      10/4/09

                      8/1/00           40,000          $ 5.125       8/1/10
                                     --------

                                      505,962